                                                                EXHIBIT 10.15.12

                      AMENDED AND RESTATED PROMISSORY NOTE
                                 (FIXED RATE #2)

$70,618,886.08                                                   OCTOBER 1, 2004

      THIS AMENDED AND RESTATED PROMISSORY NOTE (Fixed Rate #2), dated as of October 1, 2004, made by the undersigned, each having an address at c/o Lodgian, 3445 Peachtree Road NE, Suite 700, Atlanta, Georgia 30326 (each, a "Borrower" and, collectively, the "Borrowers"), jointly and severally, in favor of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "Lender"), having an address at Four World Financial Center, New York, New York 10080, or such other place as Lender may designate in writing. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (hereinafter defined).

                                    RECITALS

      WHEREAS, Lender is the holder of that certain Promissory Note, dated as of June 25, 2004 (as modified or amended, the "Existing Note"), from the Borrowers to Lender, in the original principal amount of $67,864,000, and which Existing Note has an outstanding principal amount of $67,618,886.08 as of the date hereof; and

      WHEREAS, the Borrowers and Lender have agreed to increase the outstanding principal amount of the Existing Note by $3,000,000 and to amend and restate the terms and provisions of the Existing Note as provided herein.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers agree with Lender as follows:

      FOR VALUE RECEIVED, the undersigned Borrowers, jointly and severally, promise to pay to the order of Lender the principal sum of Seventy Million Six Hundred Eighteen Thousand Eight Hundred Eighty-Six and 08/100 Dollars ($70,618,886.08), with interest on the unpaid principal balance from the date of this Note, until paid, at the Interest Rate (as defined in the Loan Agreement) in effect from time to time hereunder. This Promissory Note may be referred to herein as the "Note," and the loan evidenced hereby maybe referred to herein as the "Loan."

      PAYMENTS OF PRINCIPAL AND INTEREST. Commencing on November 1, 2004 and on the first day of each calendar month (each, a "Payment Date") thereafter to and including the Maturity Date (hereinafter defined), the Borrowers shall make payments to Lender of interest and principal in monthly installments in the amounts set forth on Schedule 1 attached hereto and made a part hereof (the "Monthly Debt Service Payment Amounts"). The entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon and all other amounts due hereunder and under the other Loan Documents (collectively the "Debt") if not sooner paid, shall be due and payable on July 1, 2009 (the "Maturity Date").

      Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest on this Note shall be payable in arrears.

      DEFINITIONS. The term "Interest Rate" as used in this Note shall have the meaning set forth in Section 2.2 of the Loan Agreement (hereinafter defined).

      SECURITY; LOAN DOCUMENTS. This Note is being executed and delivered pursuant to that certain Loan Modification Agreement, dated as of the date hereof, pursuant to which the parties have agreed to amend and modify that certain Loan and Security Agreement, dated as of June 25, 2004 (as amended, modified or restated, the "Loan Agreement"), among the Borrowers and Lender and is secured by, among other things, those certain Mortgages/Deeds of Trust/Deeds to Secure Debt, Assignments of Leases and Rents and Security Agreements, each dated as of June 25, 2004 (as amended or modified, collectively, the "Mortgages"), each executed by the applicable Borrower, encumbering the fee interests or ground lessee's interests of such Borrower, as applicable, in and to certain properties more particularly described therein (collectively, the "Properties"). This Note, the Loan Agreement, the Mortgages, and all other documents or instruments given by the Borrowers or any of them or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Note, each as amended, modified or restated, may be referred to as the "Loan Documents."

      AMENDMENT AND RESTATEMENT OF EXISTING NOTE. The terms and provisions of the Existing Note are hereby modified, amended and restated so that henceforth such terms, covenants and provisions shall be those set forth herein, and the Existing Note as so modified, amended and restated in its entirety is hereby ratified and confirmed in all respects by the Borrowers. Neither this Note nor anything contained herein shall be construed as a substitution, release or novation of the indebtedness evidenced by the Existing Note, which indebtedness shall remain in full force and effect, as confirmed, supplemented, amended and restated hereby. This Note shall not affect or impair the priority of any liens securing the Existing Note created under any of the Loan Documents executed in connection with same, it being the intention of the parties hereto to preserve all liens and security interests securing payment of the Existing Note, which liens and security interests are acknowledged by the Borrowers to be valid and subsisting liens against the Properties and any other security or collateral for the Debt.

      DEFEASANCE.

      A. Notwithstanding anything to the contrary contained in this Note, the Mortgages or the other Loan Documents, at any time after the earlier to occur of
(x) the second (2nd) anniversary of the date that is the "startup day," within the meaning of Section 860G of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds this Note and (y) forty-eight (48) months after the date of this Note, the Borrowers shall have the right to defease all or any portion of the Loan evidenced by this Note with U.S. Government Securities (a "Defeasance"); provided that a partial Defeasance of this Note shall be permitted only in connection with the release of one or more of the Properties from the lien of the Mortgages and the other Loan Documents in accordance with
Section 11.4 of the Loan Agreement and upon the satisfaction of the following conditions precedent (all of which conditions shall become covenants upon occurrence of the Defeasance):

            (i) The Borrowers shall provide to Lender not less than thirty (30) days' prior written notice specifying the date on which the Defeasance Deposit (hereinafter defined) is to be made (the date so specified may be referred to as the "Defeasance Election Date").

            (ii) The Borrowers shall pay to Lender on the Defeasance Election Date all interest accrued and unpaid on the outstanding principal amount of this Note due through the Defeasance Election Date, or through the end of the Interest Accrual Period during which the Defeasance Election Date occurs if the Defeasance Election Date is other than a Payment Date, and the scheduled principal amortization payment due on such Defeasance Election Date, or due upon the next succeeding Payment Date if the Defeasance Election Date is other than a Payment Date, together with all other amounts, if any, then due and payable under this Note, the Mortgages and the other Loan Documents.

            (iii) The Borrowers shall irrevocably deposit with Lender an amount of U.S. Government Securities (hereinafter defined) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due dates of the payments owing hereunder, cash in an amount sufficient, without reinvestment, in the opinion of a firm of independent certified public accountants reasonably acceptable to Lender expressed in a written certification thereof delivered to Lender (the "CPA Certificate"), (1) with respect to a total Defeasance, to pay and discharge the Scheduled Defeasance Payments (hereinafter defined) for the principal balance of this Note or (2) with respect to a partial Defeasance in connection with the release of one or more Properties, to pay and discharge the Scheduled Defeasance Payments relating to the Release Price for such Property or Properties (the U.S. Government Securities so deposited together with any interest or other increase from the issuer of the securities earned thereon, and any replacements thereof, shall be referred to herein as the "Defeasance Deposit"). All such U.S. Government Securities, if in registered form, shall be registered in the name of Lender or its nominee (and, if registered in nominee's name, endorsed to Lender or in blank) and, if issued in book-entry form, the name of Lender or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system.

            (iv) The Borrowers shall cause the following to be delivered to Lender on or prior to the Defeasance Election Date, all in form and substance reasonably satisfactory to Lender:

                  (a) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit (the "Defeasance Security Agreement");

                  (b) the CPA Certificate;

                  (c) a certificate of the Borrowers certifying that all requirements for the Defeasance set forth herein have been satisfied;

                  (d) an opinion of counsel for the Borrowers in form and substance reasonably satisfactory to Lender to the effect that (i) Lender has a perfected first priority security interest in the Defeasance Deposit, (ii) the holder of this Note will not recognize additional income, gain or loss for United States federal income tax purposes as a result of the Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred, (iii) any holder, trustee or custodian of this Note which is a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code will not fail to maintain its status as such as a result of the Defeasance and (iv) the Defeasance Security Agreement is enforceable against the Borrowers in accordance with its terms;

                  (e) evidence in writing from the applicable Rating Agencies for any Securities backed in whole or in part by this Note, to the effect that the Defeasance will not result in a downgrading, withdrawal, or qualification of the ratings in effect immediately prior to such Defeasance for any class of such then outstanding Securities;

                  (f) evidence reasonably satisfactory to Lender that each of the Borrowers remains validly existing and in good standing under the laws of the state where it is organized and, to the extent required by applicable law, qualified to do business in the state where its respective Property is located; and the Borrowers shall maintain such existence during the time thereafter when this Note shall be outstanding (unless a Successor Borrower (hereinafter defined) assumes the obligations of each of the Borrowers or the Defeasing Borrower(s) (as hereinafter defined), as the case may be, under this Note); and

                  (g) a certificate of the Borrowers certifying that all of the representations, and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the Defeasance Election Date and ratifying all of the covenants and obligations of the Borrowers under the Loan Documents as of such date and such other certificates, documents or instruments as Lender may reasonably request or as may be required by the Rating Agencies referred to above, provided that such certificates, documents or instruments shall not increase the Borrowers' obligations or decrease the Borrowers' rights under the Loan Documents.

            (v) Either (1) each of the Borrowers in the case of a total Defeasance, or the Defeasing Borrower(s) in the case of a partial Defeasance shall deliver to Lender a certificate stating that at all times following the Defeasance, the Borrowers or the Defeasing Borrower(s), as the case may be, shall have no interest in any assets other than the Defeasance Deposit, or (2) such Borrower(s) shall satisfy all of the requirements of Section C below.

            (vi) The Borrowers shall pay to Lender all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Defeasance.

            (vii) In the event only a portion of the Loan evidenced by this Note is the subject of the Defeasance in connection with the release of any Lien of any applicable Mortgage on one or more individual Properties under Section 11.4 of the Loan Agreement, the Borrowers shall execute and deliver all necessary documents to amend and restate this Note and issue two substitute promissory notes therefor: one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and one note having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms as the original Note (and the Defeased Note and the Undefeased Note or Notes shall be cross-defaulted with each other), except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance. An Undefeased Note may be the subject of a further Defeasance in accordance with the terms of this Note and the Loan Agreement (the term "Note", as used above in this clause (vii) for these purposes, being deemed to refer to the Undefeased Note that is the subject of further defeasance); provided, however, that no such partial Defeasance shall take place unless the conditions hereof and the conditions of Section 11.4 of the Loan Agreement are satisfied.

      B. Upon compliance with the requirements of Section A above and compliance with the requirements of Section 11.4 of the Loan Agreement, Lender shall cause each of the Properties, in the case of a total Defeasance, or each Defeased Property (as hereinafter defined), in the case of a partial Defeasance, to be released from the lien of the applicable Mortgages and the other applicable Loan Documents. The obligations under the Loan Documents with respect to the Properties or each Defeased Property, as the case may be, shall no longer be applicable, and the Defeasance Deposit shall be the sole source of collateral securing this Note or the Defeased Note, as the case may be. Lender shall apply the Defeasance Deposit and the payments received therefrom to the payment of all scheduled principal and interest payments due on all successive Payment Dates under this Note or the Defeased Note, as the case may be, after the Defeasance Election Date to and including the Maturity Date and to payment of the entire remaining Debt or the entire remaining principal balance, accrued and unpaid interest and other sums due under the Defeased Note, as the case may be, on the Maturity Date (collectively, the "Scheduled Defeasance Payments"). The Borrowers, pursuant to the Defeasance Security Agreement or other appropriate document, shall direct that the payments received from the Defeasance Deposit shall be made directly to Lender and applied to satisfy the obligations of the Borrowers under this Note or the Defeased Note, as the case may be.

      C. If, after the Defeasance, the Borrowers, in the case of a total Defeasance, or the Defeasing Borrower(s), in the case of a partial Defeasance, will own any assets other than the Defeasance Deposit, the Borrowers or the Defeasing Borrower(s), as the case may be, shall establish or designate a single-purpose, bankruptcy-remote successor entity acceptable to Lender (the "Successor Borrower"), with respect to which a nonconsolidation opinion reasonably satisfactory in form and substance to Lender and any applicable Rating Agencies shall be delivered to Lender and such Rating Agencies, in which case the Borrowers or the Defeasing Borrower(s), as the case may be, shall transfer and assign to the Successor Borrower all of their respective obligations, rights and duties under this Note or the Defeased Note, as the case may be, and the Defeasance Security Agreement, together with the pledged Defeasance Deposit. The Successor Borrower shall assume the obligations of the Borrowers or the Defeasing Borrower(s), as the case may be, under this Note or the Defeased Note, as the case may be, and the Defeasance Security Agreement, and such Borrower(s) shall be relieved and released of their respective obligations hereunder and thereunder. Each of the Borrowers or the applicable Defeasing Borrower(s), as the case may be, shall pay not less than $1,000 to the Successor Borrower as consideration for assuming such Borrower's obligations.

      D. As used herein, the following terms shall have the following meanings:

            (i) "Defeased Property" shall mean any Property being released from the lien of the Mortgage relating to such Property pursuant to a partial Defeasance in accordance with the provisions of this Note and Section 11.4 of the Loan Agreement.

            (ii) "U.S. Government Securities" shall mean securities that are (i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality and guaranteed as a full faith and credit obligation which shall be fully and timely paid by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act)) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

            (iii) "Defeasing Borrower" shall mean the Borrower owning or leasing, as the case may be, a Defeased Property.

            (iv) "Release Price" shall have the meaning set forth in the Loan Agreement.

      E. If, after payment in full of all obligations evidenced by this Note or any other of the Loan Documents, any of the Defeasance Deposit remains, such remaining balance of the Defeasance Deposit shall be returned to the Borrowers (or to the Successor Borrower, as the case may be) or Lender shall assign to the Borrowers (or the Successor Borrower, as the case may be) all of Lender's right, title, and interest in the Government Securities constituting the Defeasance Deposit.

      PREPAYMENT; PREPAYMENT CONSIDERATION. The Borrowers may not prepay this
Note in whole or in part at any time except as expressly provided in Section 2.6 of the Loan Agreement.

      EVENTS OF DEFAULT; ACCELERATION. Upon and at any time following the occurrence of any Event of Default, then at the option of Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Loan Documents shall at once become due and payable, and Lender may exercise any and all of its rights and remedies under any of the Loan Documents or pursuant to applicable law. Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

      LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to non-payment of any principal, interest or other sums due under this Note or under any of the other Loan Documents shall occur, then the Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

      Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of this Note shall bear interest until paid in full at a rate per annum (the "Default Rate") equal to the sum of (i) four percent (4.0%) and
(ii) the Interest Rate otherwise applicable under this Note.

      The Borrowers agree that such late charges and Default Rate of interest are reasonable and do not constitute a penalty.

      LAWFUL INTEREST. Notwithstanding any provision to the contrary contained in this Note, the Loan Agreement or the other Loan Documents, the Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, the Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Note, the Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Note or the Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the applicable Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the applicable Interest Rate, then the foregoing provisions of this paragraph shall apply.

      CERTAIN RIGHTS AND WAIVERS. From time to time, without affecting the obligation of the Borrowers or their successors or assigns to pay the outstanding principal balance of this Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Loan Agreement, the Mortgages or in any other Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of any Borrower or its successors or assigns or any guarantors or indemnitor, and without liability on the part of

Lender, Lender may, at its option, extend the time for payment of the outstanding principal balance of this Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by the Borrowers and all makers, sureties, guarantors and endorsers hereof. This Note shall be binding upon the Borrowers and their successors and assigns.

      EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENTS, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

      ASSIGNMENT AND TRANSFER OF NOTE. Subject to the provisions of the Loan Agreement, Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in) any or all of its obligations under this Note, the Loan Agreement, the Mortgages and any or all of the other Loan Documents. Lender shall be released of any obligations to the extent that the same are so assigned or transferred, and the rights and obligations of "Lender" hereunder shall become the rights and obligations of the transferee holder.

      LIMITATION ON RECOURSE. Lender's rights of recourse for the obligations of the Borrowers hereunder are limited in accordance with Article XII of the Loan Agreement. This provision shall not limit any rights of Lender under the Guaranty of Recourse Obligations or the Environmental Indemnity, each dated as of the date hereof.

      ATTORNEYS' FEES, COSTS OF COLLECTION. The Borrowers shall pay to Lender on demand all out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in collecting the indebtedness arising hereunder or under any other Loan Documents or secured thereby or otherwise exercising any rights or remedies of Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by any Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Note or the Loan Documents. Without limitation, such costs and expenses to be reimbursed by the Borrowers shall include reasonable attorneys' fees and expenses incurred in any bankruptcy case or proceeding and in any appeal.

      APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

      TIME OF ESSENCE. Time shall be of the essence as to all of the terms, covenants and conditions of this Note. If the due date of any payment due hereunder or under any of the other Loan Documents shall fall on a day other than a Business Day, the Borrowers shall be required to make such payment on the next succeeding Business Day.

      JOINT AND SEVERAL OBLIGATIONS. The obligations and liabilities of the Borrowers hereunder shall be joint and several.

                        [NO ADDITIONAL TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

                                  BORROWERS:

                                  ALBANY HOTEL, INC.
                                  APICO INNS OF GREEN TREE, INC.
                                  LODGIAN AUGUSTA LLC
                                  LODGIAN HOTELS FIXED II, INC.
                                  LODGIAN LAFAYETTE LLC
                                  LODGIAN TULSA LLC

                                  By: /s/ Daniel E. Ellis
                                      -------------------------
                                      Name:  Daniel E. Ellis
                                      Title: Vice President and Secretary, or
                                             Authorized Signatory for each of
                                             the entities listed above

                                  AMI OPERATING PARTNERS, L.P.

                                  By: AMIOP ACQUISITION GENERAL
                                      PARTNER SPE CORP., a Delaware
                                      corporation, its general partner

                                  By: /s/ Daniel E. Ellis
                                      -------------------------
                                      Name:  Daniel E. Ellis
                                      Title: Vice President and Secretary, or
                                             Authorized Signatory

                                  DEDHAM LODGING ASSOCIATES I, LIMITED
                                    PARTNERSHIP

                                  By: DEDHAM LODGING SPE, INC., a Delaware
                                      corporation, its general partner

                                  By: /s/ Daniel E. Ellis
                                      -------------------------
                                      Name:  Daniel E. Ellis
                                      Title: Vice President and Secretary, or
                                             Authorized Signatory

                                   SCHEDULE 1

                      MONTHLY DEBT SERVICE PAYMENT AMOUNTS

                                [Attached hereto]